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                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Computer Concepts Corp. on Form S-8 (being filed herewith) of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of Computer Concepts Corp. for the year ended December 31, 1999.





s/ Hays & Company

March 22, 2000
New York, New York